UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2014

VALMIE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-180424	45-3124748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street, Suite 3000

Denver, CO 80202

(Address of principal executive offices)

(720) 946-6390
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2014, Timothy Franklin, the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director of Valmie Resources, Inc. (the “Company”), resigned from all positions held with the Company. There was no disagreement between the Company and Mr. Franklin at the time of Mr. Franklin’s resignation on any matter relating to the Company’s operations, practices or policies.

Also on December 8, 2014, the Company appointed Gerald B. Hammack as the Chairman of the Company and to fill the vacancies resulting from Mr. Franklin’s resignations. Mr. Hammack will serve as a director of the Company until his successor has been elected at the next annual meeting of the Company’s shareholders or until his earlier resignation, removal from office or death. Concurrently, Mr. Hammack was appointed as the sole member of the Company’s audit committee to fill the vacancy resulting from Mr. Franklin’s resignation as a director.

Gerald B. Hammack, age 52, has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony, database management as well as substantial expertise in the setup and management of complex data processing systems. From 2008 to the present, he has acted as the Managing Director of Wizard Technical Services, a boutique firm located in Cushing, Texas, focused on the development of customized technology solutions for a diverse client base, including the development and management of a cloud-based Internet telephony solution for a niche telephony service provider as well as offsite management and oversight of legacy hardware and software systems.

Prior to 2008, Mr. Hammack served as the Director of Technical Services for the Orleans Parish Criminal Sheriff’s Office (OPCSO) in New Orleans, Louisiana. While holding the rank of Captain, Mr. Hammack’s experience and dedication were instrumental in restarting OPCSO’s operations after the devastation of Hurricane Katrina.

Mr. Hammack’s management and technology industry experience led to the conclusion that he should serve as a director of the Company. He does not currently have any employment agreement in place with the Company, and was not appointed pursuant to any arrangement or understanding with any other person.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 10, 2014, the holders of a majority of the issued and outstanding common stock of the Company approved a set of amended and restated articles of incorporation that, among other things, increases the Company’s authorized capital to 760,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 (the “Blank Check Preferred Stock”). The Company formally effected the authorized capital increase and the creation of the Blank Check Preferred Stock by filing the amended and restated articles of incorporation accompanied by the required certificate with the Nevada Secretary of State on December 11, 2014.

Exhibit Number	Exhibit Description

3.5	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on December 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2014	VALMIE RESOURCES, INC.

	By:	/s/ Gerald B. Hammack
Gerald B. Hammack
Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director